Exhibit 99.1

OptimizeRx Expands Omni-channel Platform Reach at Point-Of-Care

Several New Partnerships Expand Reach to Over 50% of Oncologists in the U.S. and Unlock Novel Touchpoints for Life Sciences to Engage Physicians

ROCHESTER, Mich. – April 27, 2021 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, has announced its latest platform expansion at point-of-care with several new health information technology (HIT) partnerships to further connect the digital channels used by healthcare professionals (HCPs) within the care setting. The expansion increases the reach of the OptimizeRx digital health and communications platform, unlocking new touchpoints for life science companies to engage providers both within and outside the electronic health record (EHR). The increased touchpoints amplify physician mindshare, and further diversify the platform’s channel mix to address clients’ challenges of customer access.

The platform growth advances OptimizeRx's mission to improve affordability, access, and adherence for patients by unlocking omni-channel avenues for life sciences organizations to engage in more meaningful ways with both HCPs and patients. Moreover, the partnerships particularly strengthen its platform's ability to address the unique challenges along the oncology care journey.

Increasing Access to Resources for Oncologists

The recent OptimizeRx partnerships significantly increase the platform’s touchpoints with oncologists, providing opportunities for pharmaceutical manufacturers to engage in new ways more than 50% of all oncologists in the U.S.

A recent McKinsey analysis cited “stakeholder engagement” as one of the top-five success factors for treatment manufacturers in effectively commercializing oncology treatments, given the increasing availability of precision medicine and explosion of new cancer treatments.

“No one needs personalized and specialized resources right now more than oncologists,” said OptimizeRx chief commercial officer, Steve Silvestro. “In 2020, we demonstrated our commitment to enabling the ‘hyper-personalization’ of treatment information available at the point-of-care with the integration of real-world data to our platform. With these new partnerships, we’ve built the most comprehensive platform connecting life sciences and oncologists, and the market is responding,” concluded Mr. Silvestro.

Omni-channel Expansion

This latest extension of the OptimizeRx digital health and communications platform allows life sciences to leverage digital channels more effectively at the point-of-care to deliver contextual resources at more points along the care journey.

The new HIT partnerships expand the OptimizeRx platform EHR reach within the Epic, Cerner, and Athena systems, as well as outside the EHR on other platforms and technology-enabled devices that HCPs use to deliver care. Beyond the EHR, physicians engage with ever-expanding digital channels to access all the resources they need to deliver the best care to their patients– including desk research and peer-to-peer collaboration.

“Reaching providers everywhere they consume relevant medical information throughout their daily journeys, has become increasingly difficult as digital channels grow more fragmented,” commented OptimizeRx CEO, William Febbo. “As the number of more diverse and digitally native practitioners grows, it’s important that life sciences stay ahead of the curve to engage them with personalized and contextual content, within the most effective channels. Our latest partnerships execute on our team’s forward-thinking approach to bridging the gaps in communication between life sciences and providers for the good of patient care, which directly increases the total market opportunity and augments the near-term revenue growth,” concluded Mr. Febbo.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com